Exhibit 99.1 (b)

FIRST CHINA PHARMACEUTICAL GROUP LIMITED

PRO FORMA CONSOLIDATEDFINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

(Stated in US Dollars)

(Unaudited)

FIRST CHINA PHARMACEUTICAL GROUP LIMITED

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
First China Pharmaceutical Group Limited

We have reviewed the accompanying pro forma consolidated balance sheets of First China Pharmaceutical Group Limited (“the Company”) as of June 30, 2010, and the related pro forma consolidated statement of operations and cash flows for the six months ended June 30, 2010.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants.  A review of pro forma consolidated interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying pro forma consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong

November 19 2010

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
PRO FORMA CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)
(Unaudited)

		At	At
		June 30,	December 31,
	Notes	2010	2009
		$	$

ASSETS
Current Assets
Cash and cash equivalents		19,414	37,752
Restricted cash	2(e)	-	805,150
Due from a related party	3	14,162,350	11,753,223
Inventories	4	5,908,464	2,926,335

Total current assets		20,090,228	15,522,460
Plant and equipment, net	5	3,497	4,253
Intangible assets, net	6	2,608	2,990

TOTAL ASSETS		20,096,333	15,529,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	7	859,677	729,427
Other payable and accrued liabilities	8	10,480,234	7,971,681
Notes payable	9	-	313,654
Income tax payable		2,265,720	1,750,611

Total Current Liabilities		13,605,631	10,765,373

TOTAL LIABILITIES		13,605,631	10,765,373

COMMITMENTS AND CONTINGENCIES	13	-	-

STOCKHOLDERS’ EQUITY
Common stock	10
Authorized, issued and outstanding:
10,000 common shares, par value HK$1 per share		1,285	1,285
Retained earnings		6,454,592	4,776,852
Accumulated other comprehensive income
- foreign currency translation adjustments		34,825	(13,807)

TOTAL STOCKHOLDER’S EQUITY		6,490,702	4,764,330

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		20,096,333	15,529,703

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)
(Unaudited)

		Three months ended		Six months ended
		June 30,		June 30,
	Notes	2010	2009	2010	2009
		$	$	$	$

Net sales		7,182,191	6,242,501	13,876,734	12,010,507
Costs of sales		(5,931,643)	(5,232,242)	(11,442,368)	(10,370,826)

Gross profit		1,250,548	1,010,259	2,434,366	1,639,681
Selling expenses		(4,592)	(5,868)	(8,859)	(13,321)
Administrative expenses		(38,165)	(23,948)	(78,251)	(57,118)
Depreciation and amortization		(721)	(1,226)	(1,196)	(4,410)
Other (losses)/gains-
Gain from Bargain Purchase		-	-	-	2,033,545
Other operating expenses		(21,230)	(4,671)	(91,962)	(7,457)

Income from operations		1,185,840	974,546	2,254,098	3,590,920
Interest income		3,722	5,379	5,083	7,121
Interest expense		(12,071)	-	(22,159)	-

Income before tax		1,177,491	979,925	2,237,022	3,598,041
Income tax	12	(294,373)	(244,981)	(559,282)	(391,124)

Net income		883,118	734,944	1,677,740	3,206,917
Other comprehensive income
- foreign currency translation adjustments		22,316	17,397	48,632	34,800

Comprehensive income		905,434	752.341	1,726,372	3,241,717

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
PRO FORMA CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Stated in US Dollars)

	Common stock		Additional paid-in	Retained	Accumulated other comprehensive
	Shares	Amount	capital	earnings	income	Total
		$	$	$	$	$

Balance, January 1, 2009	10,000	1,285	-	-	-	1,285
Net income	-	-	-	4,776,852	-	4,776,852
Foreign currency translation adjustments	-	-	-	-	(13,807)	(13,807)

Balance, June 30, 2009	10,000	1,285	-	4,776,852	(13,807)	4,764,330

Balance, January 1, 2010	10,000	1,285	-	4,776,852	(13,807)	4,764,330
Net income	-	-	-	1,677,740	-	1,677,740
Foreign currency translation adjustments	-	-	-	-	48,632	48,632

Balance, June 30, 2010	10,000	1,285	-	6,454,592	34,825	6,490,702

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
(Stated in US Dollars)
(Unaudited)

	Six months ended
	June 30,
	2010	2009
	$	$

Cash Flows from Operating Activities
Net income	1,677,740	4,776,852
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,196	4,444
Changes in operating assets and liabilities:
Due from (to) a related party	(2,414,273)	(1,404,652)
Inventories	(2,988,125)	(1,643,210)
Other payables and accrued liabilities	2,513,773	1,983,417
Notes payable	(314,265)	(543,584)
Income tax payable	516,185	390,260

Net cash used in operating activities	(1,007,768)	(42,546)

Cash Flows from Investing Activities
Purchase of plant and equipment	-	(2,892)

Net cash used in investing activities	-	(2,892)

Cash flows from financing activities
New borrowings raised	130,531	-
Decrease (increase) in restricted cash	806,717	(26,367)

Net cash provided by (used in) financing activities	937,248	(26,367)

Effect of foreign currency translation on cash and cash
equivalents	52,182	(57)

Net decrease in cash and cash equivalents	(18,338)	(71,862)

Cash and cash equivalents - beginning of period	37,752	80,857

Cash and cash equivalents - end of period	19,414	8,995

Supplemental disclosures for cash flow information:

Cash paid for:
Interest	21,585	-
Income taxes	-	-

See accompanying notes to the financial statements

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

First China Pharmaceutical Group limited (“the Company”) was incorporated in Hong Kong on April 29, 2010 under the Companies Ordinance of Hong Kong. FCPG HK acts as the holding company.

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (“XYT”) was established under the laws of the People’s Republic of China (“PRC”) on November 12, 2002 with a paid-in capital of RMB 2,000,000 as of September 30, 2010. The head office and warehouse are located at Number 304, West Ren Min Road, Kunming City, Yunnan Province, PRC.

On June 25, 2010, FCPG HK and XYT entered into an exchange of equity interests agreement. Pursuant to the share exchange acquisition on June 25, 2010, FCPG HK would pay RMB 2,000,000 to the predecessor shareholders of XYT, RMB 1,900,000 to Mr. Wang and RMB 100,000 to Ms. Gong for acquiring all the share of XYT. The transferring cash amount of RMB 2,000,000 was the amount of capital contributed of XYT and had been negotiated among FCPG HK, Mr. Wang and Ms Gong. FCPG HK, the entity transferred the cash, has been identified the acquirer. FCPG HK paying US$300,000 (2,000,000RMB) to acquire all share capital of XYT, of which became FCPG HK’s wholly owned subsidiary.

The Company and the Subsidiaries (collectively the “Group”) are principally engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation and Presentation

At the time of acquisition of FCPG-HK acquires XYT of PRC, the controlling shareholder of FCPG-HK is the same before and after the acquisition of XYT, whereas the acquisition is deemed to be completed on June 25, 2010, that is, without material financial impact, to be taken as June 30, 2010. Therefore, for any consolidated financial statements including both FCPG-HK. as the parent and XYT as the subsidiary covering period on or before June 30, 2010, can only be prepared in the form of 'pro-forma', that is, 'as if' the business combination has been occurred in the basis period prepared.

The pro forma consolidated statements of income and comprehensive income and pro form consolidated statements of cash flows of the companies have been prepared as if the current group structure had been in existence throughout the periods for the six months ended June 30, 2010 and June 30, 2009.

The pro forma consolidated balance sheets of the Group as at June 30, 2010 and December 31, 2009 have been prepared to present the assets and liabilities of the Group as at the respective dates as if the current group structure had been in existence as at those dates.

The Group’s pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for illustrative of interim consolidated financial information.  Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

In the opinion of the management of the Group, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the six-month periods have been made.  Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(b)	Use of Estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of due from a related party, inventories and the estimation on useful lives of plant and machinery and intangible assets. Actual results could differ from those estimates.

(c)	Concentration of Credit Risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and due from a related party. The Group places its cash with financial institutions with high-credit ratings and quality. The Group conducts periodic reviews of the related party financial conditions and payment practices.

No single external customer exceeded 10% of the Group’s total revenue for the periods presented.

The Group relies on supplies from numerous vendors. The Group had one vendor that accounted for approximately 22% and 15% of total purchases for the six months ended June 30, 2010 and 2009 respectively.

(d)	Cash and Cash Equivalents

The Group considers all highly liquid investments with initial maturities of three months or less to be cash equivalents. The Group maintains bank accounts in the PRC only.

(e)	Restricted Cash

Deposits in banks for securities of notes payable that are restricted in use are classified as restricted cash under current assets.

(f)	Trade and Other Receivables

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment. An allowance for impairment of trade and other receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivable’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognised in the statement of income and comprehensive income.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted average basis. The cost of inventories, principally comprising purchase cost and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

During the reporting periods, the Group did not make any allowance for slow-moving or defective inventories.

(h)	Plant and Equipment

Plant and equipment are stated at cost less depreciation and accumulated impairment loss. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Office equipment	33	1/3%
Other equipment	20%
Motor vehicles	25%

(i)	Intangible Assets

Intangible assets are stated at cost less amortization and accumulated impairment loss. The intangible assets of the Group represent software in used.  The intangible assets are amortized over their estimated useful lives of 10 years using the straight-line method.

(j)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Group recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. No impairment of long-lived assets was recognized for any of the periods presented.

(k)	Revenue Recognition

Revenue from sales of the Group’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l)	Advertising expenses

Advertising expenses are charged to expense as incurred. No advertising expenses were incurred during the six months ended June 30, 2010 and 2009.

(m)	Income taxes

The Group uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Group’s current component of other comprehensive income is the foreign currency translation adjustments.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Foreign Currency Translation

The Group maintains its financial statements in the functional currency. The functional currency of the Company is Hong Kong dollar (“HK$”) and the functional currency of Xin Yun Tang is the Renminbi (“RMB”). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company and Xin Yun Tang which are prepared using the functional currency have been translated into United States dollars (“US$”). Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange rates applied for the foreign currency translation during the period are as follows:

HKD$1 to RMB	2010	2009

Closing rate	0.8724	0.8819
Average rate	0.8765	0.9092

US$1 to HKD	2010	2009

Closing rate	7.7853	7.7850
Average rate	7.7699	7.7539

HK$ is pegged to US$ and hence there is no significant translation adjustment impact on these financial statements.

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(p)	Financial instruments

The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash and cash equivalents, restricted cash, due from (to) a related party, notes payable, other payable and accrued liabilities and income tax payable approximate their fair values due to the short-term nature of these items. The carrying amounts of short-term borrowings approximate the fair value based on the Group’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

It is management’s opinion that the Group is not exposed to significant interest, price or credit risks arising from these financial instruments.

(q)	Recent Accounting Pronouncements

In April 2009, the FASB issued FSP 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on the Company’s financial position, results of operations and cash flows. Effective February 24, 2010, the Company adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140”. This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by the Company in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810. ASC 810 amends FASB Interpretation No.46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for the Company in the first quarter of fiscal 2011.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels: authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(q)	Recent Accounting Pronouncements (cont’d)

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for the Company in the first quarter of fiscal 2011.

The Group does not anticipate that the adoption of the above recent accounting pronouncements will have a material impact on these financial statements.

3.	DUE FROM A RELATED PARTY

The amount due from (to) a related party, Mr. Zhen Jiang Wang who is the major equity holder of XYT as of June 30, 2010, is interest free, unsecured and repayable on demand.

Refers to SAB Topics 4E and 4G, the scenario and background described therein, which is related to capital contribution or unpaid equity of an enterprises, is not applicable in the item as presented under 'Amount due from Shareholder' as presented in the financial statements due to the different nature and background that give rise to such amount.

The amount as appeared in an item " Amount due from shareholders’ here, in fact represents the situation where the shareholder of XYT, Mr. Wang, has collected certain trade receivables on behalf of the subsidiaries of XYT, while XYT conducts business in China, whereas also Mr. Wang would settle on behalf of XYT, for certain trade payables. Therefore, we suppose the satiation is not the same as any capital contribution commitment or unpaid subscription as outlined by SAB 4E or 4G. XYTwould have the control measures to manage and eliminate such amount being owed by shareholder to XYT as part of the corporate governance.

XYT will settle such “Amount due from shareholders” by distribute dividends or authorize Mr. Wang to make prepayment to the suppliers.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

4.	INVENTORY

	At	At
	June 30,	December 31,
	2010	2009
	$	$

Finished goods	5,908,464	2,926,335

5.	PLANT AND EQUIPMENT, NET

	At	At
	June 30,	December 31,
	2010	2009
	$	$

Cost
Office equipment	9,939	9,887
Other equipment	29,874	29,717
Motor vehicles	21,814	21,459

Total	61,627	61,063
Accumulated depreciation	(58,130)	(56,810)

Property, plant and equipment, net	3,497	4,253

Depreciation charged for the six months ended June 30, 2010 and 2009 were $1,090 and $3,801 respectively.

6.	INTANGIBLE ASSET, NET

	At	At
	June 30,	December 31,
	2010	2009
	$	$

Cost	8,218	8,161
Accumulated amortization	(5,610)	(5,171)

Intangible asset, net	2,608	2,990

Amortization recognized in the administrative expenses for the six months ended June 30, 2010 and 2009 were $106 and $609 respectively.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

6.	INTANGIBLE ASSET, NET (CONT’D)

The estimated aggregate amortization expenses for each of the five succeeding years are as follows:

Twelve months ending June 30	$

2011	817
2012	817
2013	688
2014	163
2015 and thereafter	123

2,608

7.	SHORT-TERM BORROWINGS

The details of short-term borrowings as of June 30, 2010 are as follows:

Nature	Annual Interest Rate	Period	Outstanding loan amount	Collateral
			$

Bank loan	7.97%	27/04/2010 – 26/04/2011	123,518	N/A
Bank loan	5.31%	07/12/2009 – 06/12/2010	736,279	N/A

			859,797

Interest expense charged to operations for the short-term borrowings was $21,585 for the six months ended June 30, 2010. There was no default of bank loan or interest payments during the period.

8.	OTHER PAYABLE AND ACCRUED LIABILITIES

	At	At
	June 30,	December 31,
	2010	2009
	$	$

Rental payable	59,161	58,223
Other payables	442,375	437,439
Staff costs payables	226,394	132,581
Value added tax payable	9,751,413	7,342,174
Other accrued expenses	891	1,264

	10,480,234	7,971,681

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

9.	NOTES PAYABLE

The notes payable which were issued by the Group with bank guarantees are secured by the restricted cash.

10.	SHARE CAPITAL

On the date of incorporation, the Group issued 10,000 common stock of HK$1 each to the subscriber for initial working capital.

11.	PENSION PLANS

The Group contributes on a monthly basis to various defined contribution retirement benefit plans organized by relevant municipal and provincial governments in the PRC.  The municipal and provincial governments undertake to assume the retirement benefit obligations payable to all existing and future retired employees under these plans and the Group has no further obligation for post-retirement benefits beyond the contributions made. Contributions to these plans are expensed as incurred.

During the six months ended June 30, 2010 and 2009, total pension costs recognized were $1,965 and $1,056 respectively.

12.	OTHER (LOSSES)/GAINS

Pursuant to ASC-805-30-25-2, bargain purchases occur if the acquisition-date amounts of the identifiable net assets acquired, excluding goodwill, exceed the sum of (i) the value of consideration transferred, (ii) the value of any non-controlling interest in the acquiree, and (iii) the fair value of any previously held equity interest in the acquiree. The Standards require the recognition of a gain for a bargain purchase [ASC 805-30-25-2; IFRS 3R.34]. The Boards believe that a bargain purchase represents an economic gain, which should be immediately recognised by the acquirer in earnings [profit or loss] [FAS 141(R).B372;].

The other gains of the Group represents gain from bargain purchase which arisen “as if” on Jan 1st, 2009, when the company acquired XYT for around US$ 300,000 (2,000,000 RMB), the value of consideration transferred, in the pro forma financial statement. The fair value of the identifiable net assets acquired was $US 2,321,100. XYT became FCPG HK’s wholly owned subsidiary.

FCPG HK, the acquirer reassess whether all of the assets acquired and liabilities assumed have been identified and recognised, including any additional assets and liabilities not previously identified or recognized in the acquisition accounting. Once completed, the acquirer should review the procedures used to measure the following items:
•	Identifiable assets acquired and liabilities assumed
•	Non-controlling interest in the acquiree,
•	Acquirer’s previously held equity interest in the acquiree, if any
•	Consideration transferred [ASC 805-30-30-5]

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

Consideration transferred is generally measured at fair value. Consideration transferred is the sum of the acquisition-date fair values of the assets transferred, the liabilities incurred by the acquirer to the former owners of the acquiree, and the equity interests issued by the acquirer to the former owners of the acquiree (except for the measurement of share-based payment awards, see BCG 2.6.3.1).

An impairment test had been implemented on the identifiable assets, mainly in our case in XYT refers to the Pharmaceuticals inventories and due from related party. We found there is no impairment on the inventories. And the amount of due from related party is existed and accurate. The fair value of the identifiable net assets acquired retained $US 2,321,100. There are neither any non-controlling interests nor any previously held equity interest in the acquiree.

The consideration transferred amount of US$300,000 (2,000,000RMB) had been negotiated among Mr. Wang, who held 95% share of XYT, Ms. Gong, who held 5% share of XYT and FCPG HK.

After assessing whether all the identifiable net assets have been identified and recognized and reviewing the measurement of (i) those identifiable net assets, and (ii) the consideration transferred and review the procedures used to measure, FCPG HK did not adjust the value of the identifiable net assets acquired to US$ 300,000 (2,000,000 RMB). Hence a bargain purchase of $US 2,033,545 had been recognize.

13.	INCOME TAX

Income tax expense for the six months ended June 30, 2010 and 2009 represents the provision for current income tax expenses in the PRC.

A reconciliation of the tax expense applicable to income before tax using the statutory rate of 25% to the tax expense at the effective tax rate is as follows:

	Six months ended June 30,
	2010	2009
	$	$

Income before tax	2,237,022	3,598,041

Tax at the statutory rate	559,255	391,124
Expenses not deductible for tax	17	-
Others	10	-

Effective income tax expenses	559,282	391,124

No provision for Hong Kong profits tax has been made as the Group did not generate any assessable profits arising in Hong Kong during the periods.

There was no unprovided deferred tax in respect of the periods and as at the balance sheet dates.

FIRST CHINA PHARMACEUTICAL GROUP LIMITED
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Stated in US Dollars)
(Unaudited)

14.	COMMITMENTS AND CONTINGENCIES

The Group leases the office and warehouse under non-cancelable operating lease agreement that expire in 2018.

15.	RELATED PARTY TRANSACTIONS

Apart from the transactions and balances disclosed elsewhere in the financial statements, the Group had no material transactions with its related parties during the periods presented.

16.	SEGMENT INFORMATION

No segment information is disclosed as the Group is engaged in the sales of Chinese patent drug, antibiotics, bio-chemicals, chemical preparations and biological. The nature of the products, the type of their customers and their distribution methods are substantially similar. The Group operates in a single segment in the PRC.  All of long-lived assets are located in the PRC.

17.	POST BALANCE SHEET EVENTS

Pursuant to a share sale agreement on July 5, 2010, the sole shareholder of FCPG HK Group, Mr. Douglas Billingsley will sale all of his shares to Mr. Zhen Jiang Wang for considerations. Mr. Zhen Jiang Wang will then become the sole shareholder of the FCPG HK Group, among which are FCPG HK, and XYT.

On August 23, 2010, the FCPG HK Group will enter into a voluntary share exchange transaction with First China Pharmaceutical Group, Inc., a Nevada corporation (“FCPG-US”), a Nevada corporation which stocks trade on the Over-The-Counter Bulletin Board pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among FCPG-US, on the one hand, and the FCPG HK Group, XYT and Mr. Zhen Jiang Wang (the “Selling Shareholder”), on the other hand.

Following the Exchange Transaction, the Selling Shareholder will own approximately 25% of FCPG-US’s issued and outstanding common stock, the FCPG HK Group will become FCPG-US’s wholly owned subsidiaries, and FCPG-US will acquire the business and operations of the Group.